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Exhibit 11:

                         OIL-DRI CORPORATION OF AMERICA
                       COMPUTATION OF NET INCOME PER SHARE
                   (IN THOUSANDS EXCEPT FOR PER SHARE AMOUNTS)

                                                      YEAR ENDED JULY 31
                                                   -------------------------
                                                    2004     2003     2002
                                                   ------   ------   -------
Net income (loss) available to stockholders
 (numerator)                                       $5,033   $3,083   $(1,094)
                                                   ======   ======   =======
Shares Calculation
 (denominator)

Average shares outstanding -
 Basic Common                                       4,040    4,151     4,191

Average shares outstanding -
 Basic Class B Common                               1,437    1,423     1,423

Effect of Dilutive Securities:

Potential Common Stock relating
 To stock options                                     485      134        --
                                                   ------   ------   -------

Average shares outstanding -
 Assuming dilution                                  5,962    5,708     5,614
                                                   ======   ======   =======

Net Income (Loss) Per Share:
 Basic Common                                      $ 0.98   $ 0.59   $ (0.19)
                                                   ======   ======   =======
Net Income (Loss) Per Share:
 Basic Class B Common                              $ 0.74   $ 0.44   $ (0.19)
                                                   ======   ======   =======

Diluted                                            $ 0.84   $ 0.54   $ (0.19)
                                                   ======   ======   =======

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